As filed with the Securities and Exchange Commission on December 21, 2007
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

(919) 645-6400
(Registrant’s telephone number, including area code)

CAPITAL BANK CORPORATION
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
AS AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 2005
(Full title of the plan)

B. Grant Yarber, President and Chief Executive Officer
Capital Bank Corporation
333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
 (Name and address of agent for service)
(919) 645-6440
(Telephone number, including area code, of agent for service)

Copy to:
Jason L. Martinez, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
P. O. Box 2611
Raleigh, North Carolina 27602-2611
(919) 821-1220

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	125,000 (1)	$12.08 (2)	$1,510,000.00 (2)	$46.36 (2)
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)
Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on December 20, 2007.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed by Capital Bank Corporation (the “Registrant”) to register an additional 125,000 shares of the Common Stock of the Registrant, no par value per share, issuable under the Deferred Compensation Plan for Outside Directors, as amended and restated effective January 1, 2005 (the “Plan”). As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act.  This document is not being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the prior Registration Statements relating to the Plan, Registration Nos. 333-82602 and 333-65853 filed with the Commission on February 12, 2002 and April 23, 1999, respectively, remain effective, and the contents of such Registration Statements are incorporated in this Registration Statement by this reference.

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 15, 2007;

(b)
The Registrant’s Current Reports on Form 8-K filed with the Commission on March 23, 2007, June 29, 2007, August 1, 2007, August 15, 2007, August 29, 2007, September 28, 2007, December 3, 2007 and December 21, 2007;

(c)	The Registrant’s Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2007 filed with the Commission on May 10, 2007;

(d)	The Registrant’s Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 2007 filed with the Commission on August 8, 2007;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 filed with the Commission on November 8, 2007; and

(f)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-4 filed on November 13, 2001, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.  O. A. Keller, III, the Chairman of the Board of the Registrant, is the father-in-law of an attorney at Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. that serves as principal outside counsel to the Registrant.  As of the date of this Registration Statement, attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own approximately 6,100 shares of Capital Bank Corporation Common Stock.

Item 8.    Exhibits.

Exhibit No.	Description

4.1
Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999)

4.2
Articles of Incorporation of the Registrant, as amended to date (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999)

4.3	Bylaws of the Registrant, as amended to date (incorporated by reference from Exhibit 3.02 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2002)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Contained on signature page)

Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 21st day of December, 2007.

CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
President, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints B. Grant Yarber and Michael R. Moore, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ B. Grant Yarber	President, Chief Executive Officer and Director	December 21, 2007
B. Grant Yarber	(Principal Executive Officer)
/s/ Michael R. Moore	Chief Financial Officer	December 21, 2007
Michael R. Moore	(Principal Financial Officer)
/s/ Lyn Hittle	Chief Financial Officer	December 21, 2007
Lyn Hittle	(Principal Accounting Officer)
/s/ Charles F. Atkins	Director	December 21, 2007
Charles F. Atkins
/s/ James A. Barnwell, Jr.	Director	December 21, 2007
James A. Barnwell, Jr.
/s/ Leopold I. Cohen	Director	December 21, 2007
Leopold I. Cohen
/s/ John F. Grimes, III	Director	December 21, 2007
John F. Grimes, III
/s/ Robert L. Jones	Director	December 21, 2007
Robert L. Jones
/s/ O. A. Keller, III	Director	December 21, 2007
O. A. Keller, III
/s/ Oscar A. Keller, Jr.	Director	December 21, 2007
Oscar A. Keller, Jr.

/s/ Ernest A. Koury, Jr.	Director	December 21, 2007
Ernest A. Koury, Jr.
/s/ James G. McClure, Jr.	Director	December 21, 2007
James G. McClure, Jr.
/s/ James D. Moser, Jr.	Director	December 21, 2007
James D. Moser, Jr.
/s/ George R. Perkins, III	Director	December 21, 2007
George R. Perkins, III
/s/ Don W. Perry	Director	December 21, 2007
Don W. Perry
/s/ Carl H. Ricker, Jr.	Director	December 21, 2007
Carl H. Ricker, Jr.
/s/ Richard H. Shirley	Director	December 21, 2007
Richard H. Shirley
/s/ J. Rex Thomas	Director	December 21, 2007
J. Rex Thomas
/s/ Samuel J. Wornom, III	Director	December 21, 2007
Samuel J. Wornom, III

EXHIBIT INDEX

Exhibit No.	Description

4.1
Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999)

4.2
Articles of Incorporation of the Registrant, as amended to date (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999)

4.3	Bylaws of the Registrant, as amended to date (incorporated by reference from Exhibit 3.02 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2002)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Contained on signature page)